VlpHU09DSUQyMDE0UTM= VlpHU09DSUQyMDE0UTM Verizon Transactions Conference Call Lowell McAdam – Chairman and CEO Fran Shammo – Chief Financial Officer February 5, 2015 Exhibit 99.2

NOTE: In this presentation we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate;
material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.
“Safe Harbor” Statement
As required by SEC rules, we have provided a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable GAAP measures in materials on our website at www.verizon.com/about/investors.

• Consistently invest in networks and platforms
• Provide superior customer experience
• Develop new products and services
• Deliver profitable growth and generate cash
• Return value to shareholders
• Strengthen balance sheet
Overview
Transactions align with strategic imperatives

• Tower agreement
– Value in excess of $5 billion
– Lease-back terms provide operating flexibility
• Wireline property sale
– Approx. $10.5 billion of value
– Enables focus on contiguous Eastern states
• Return value to shareholders and de-lever the balance sheet
Optimizing Assets for Value
Monetization creates value for shareholders

Expected to close within 60 to 90 days
Tower Monetization Transaction
• Total transaction value
– $5 billion up-front payment
– Additional value from end of lease term purchase options
• Approx. 11,300 towers leased under a Master Prepaid Lease
• Approx. 165 towers sold outright
• All towers leased back under Master Lease Agreement
• Preserves operating flexibility

Targeting close in first half of 2016
Wireline Property Sale Transaction
• Wireline assets in Florida, Texas, and California
• Concentrates remaining footprint to contiguous eastern states
• Total transaction value of approximately $10.5 billion
– Includes assumption of about $600 million of debt
• Transaction multiple of 6.2 times adjusted 2014 EBITDA
• Expected net cash proceeds of approximately $6.8 billion
• Requires HSR, FCC and certain state and local approvals

Cost structure initiatives to mitigate financial impact
Wireline Properties – Key Metrics
• 2014 operating revenue of approx. $5.8 billion
• 2014 adjusted EBITDA of approx. $1.6 billion
• About 1.6 million FiOS Internet customers
• About 1.2 million FiOS Video customers
• About 3.7 million voice connections
• Approximately 11,000 employees

Funding Plan
• $10.6 billion cash on hand at end of 2014
• Cash on hand will fund the $5 billion ASR
• Spectrum purchase of $10.4 billion less $900 million deposit
– Cash on hand
– Term loan
• Tower proceeds of $5 billion will reduce term loan
• Wireline proceeds in 2016 to pay down debt
Returning value and on track with credit commitments

Accelerated Stock Repurchase
Provides immediate value to shareholders
•
$5 billion ASR program
• Signed agreement in place
• Provides for up-front payment and immediate delivery of 85%
of the underlying shares
– Counterparty borrows shares for delivery then purchases shares on open market between inception date and end of program
• Reduction in shares immediately accretive to EPS and
reduces dividend payments
• Total shares repurchased “trued up” at end of program

• Delivering strong operating and financial performance
• Consistently investing for future growth
• Developing new products & services
– Mobile video and Internet of Things
• Optimizing asset base
• Strengthening balance sheet
• Returning value to shareholders
Summary
Confident in ability to execute, grow profitably, and invest for the future